Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael M. Morrissey, Ph.D., the President and Chief Executive Officer of Exelixis, Inc. (the “Company”), and Christopher J. Senner, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended July 3, 2026, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 5th day of August 2026.

/s/ Michael M. Morrissey	/s/ Christopher J. Senner
Michael M. Morrissey, Ph.D.	Christopher J. Senner
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)